                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                  ---------------------------------------------

                                    FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                          LANDMARK SYSTEMS CORPORATION
                          ----------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                       Virginia                                 54-1221302
                       --------                                 ----------
       (State of Incorporation or Organization)               (I.R.S. Employer
                                                             Identification No.)


                           8000 Towers Crescent Drive
                             Vienna, Virginia 22182
                    (Address of Principal Executive Offices)


 If this form relates to the registration of a class    If this form relates to the registration of a class
 of securities pursuant to Section 12(b) of the         of securities pursuant to Section 12(g) of the
 Exchange Act and is effective pursuant to General      Exchange Act and is effective pursuant to General
 Instruction A.(c), please check the following          Instruction A.(d), please check the following
 box.  [ ]                                              box. [X]

Securities Act registration statement file number to which this form relates:
333-35629.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class              Name of Each Exchange on Which
to be so Registered              Each Class is to be Registered
-------------------              ------------------------------

None.                                None.

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.01 per share
                    ---------------------------------------
                                (Title of Class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The information required by Item 1 of Form 8-A was filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-1 filed by Landmark Systems Corporation (the "Registrant") under the Securities Act of 1933, as amended (Registration Statement No. 333-35629), and is incorporated herein by this reference. See "Description of Capital Stock" in the prospectus forming a part of the Registration Statement.

ITEM 2.   EXHIBITS.

          The following exhibits are filed as part of this Registration
Statement:

          1. The Registrant's Registration Statement on Form S-1, as amended from time to time (Registration Statement No. 333-35629), is incorporated herein by this reference.

          2. The Articles of Incorporation of the Registrant are incorporated herein by this reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended from time to time (Registration Statement No. 333-35629).

          3. The Amended and Restated Bylaws of the Registrant are incorporated herein by this reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended from time to time (Registration Statement No. 333-35629).

          4. A specimen certificate of the Common Stock of the Registrant is incorporated herein by this reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, as amended from time to time (Registration Statement No. 333-35629).
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       LANDMARK SYSTEMS CORPORATION



 Date:     November 12    , 1997       By:            /s/  Ralph E. Alexander
        ------------------                       ------------------------------

                                                 Ralph E. Alexander
                                                 President